      As filed with the Securities and Exchange Commission on July 14, 2004

                                                      Registration No. 333-97257
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        Deutsche Bank Aktiengesellschaft
             (Exact Name of Registrant as Specified in Its Charter)


         GERMANY                                       NOT APPLICABLE
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                                 Taunusanlage 12
                             60325 Frankfurt am Main
                                     Germany
                                011-49-69-910-00
              (Address of Registrant's Principal Executive Offices)

                           Deutsche Bank Share Scheme
                      Deutsche Bank Global Partnership Plan
                   Deutsche Bank Restricted Equity Units Plan
                            (Full Title of the Plans)

                                   ----------
                               James T. Byrne, Jr.
               Deutsche Bank Americas, c/o Office of the Secretary
                                 60 Wall Street
                            New York, New York 10005
                                 (212) 469-5000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------
                                 with copies to:

      Robert J. Raymond, Esq.                           Legal Department
Cleary, Gottlieb, Steen & Hamilton              Deutsche Bank Aktiengesellschaft
         One Liberty Plaza                              Taunusanlage 12
        New York, NY 10006                          60325 Frankfurt am Main
          (212) 225-2000                                    Germany
                                                        011-49-69-910-00

     The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (Registration No. 333-97257) (the "Registration Statement"), is to amend the Registration Statement to reflect the opportunity of certain eligible employees of Deutsche Bank Aktiengesellschaft (the "Registrant") and its affiliates to defer their receipt of the ordinary shares of the Registrant that such eligible employees would receive under the Deutsche Bank Share Scheme in the calendar year following their deferral election. The eligible employees are provided this deferral opportunity under the Addendum to the Deutsche Bank Executive Fund Tracker Plan, which, for these purposes, the Registrant deems to be a continuation of the Deutsche Bank Share Scheme for certain eligible employees. No other securities, under the Executive Fund Tracker Plan or otherwise, are being registered hereunder.

     Any applicable registration fee was paid at the time of the original filing of the Registration Statement.

Item 8.  Exhibits.

     The following exhibit is filed with this Amendment (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.6  Deutsche Bank Executive Fund Tracker Plan Rules and Addendum

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfurt, Germany on the 14th day of July, 2004.

                                             DEUTSCHE BANK AKTIENGESELLSCHAFT

                                             By: * /s/ Dr. Josef Ackermann
                                                --------------------------------
                                                Dr. Josef Ackermann
                                                Spokesman of the Board of
                                                Managing Directors

                                                 * /s/ Dr. Tessen von Heydebreck
                                                --------------------------------
                                                Dr. Tessen von Heydebreck
                                                Member of the Board of Managing
                                                Directors

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of July, 2004.

--------------------------------------------------------------------------------------------
            Signature                                               Title
--------------------------------------------------------------------------------------------
   Principal Executive Officer
                                                Spokesman of the Board of Managing Directors
    * /s/ Dr. Josef Ackermann
    -------------------------
      (Dr. Josef Ackermann)

   Principal Financial Officer
                                                        Chief Financial Officer and
    * /s/ Dr. Clemens Boersig                     Member of the Board of Managing Directors
    -------------------------
      (Dr. Clemens Boersig)


* /s/ Dr. Tessen von Heydebreck                  Member of the Board of Managing Directors
--------------------------------
   (Dr. Tessen von Heydebreck)


  * /s/ Hermann-Josef Lamberti                   Member of the Board of Managing Directors
  ----------------------------
    (Hermann-Josef Lamberti)


  Principal Accounting Officer
                                                              Group Controller
       /s/ Anthony DiIorio
       -------------------
        (Anthony DiIorio)


  Authorized Representative in the
         United States:

     /s/ James T. Byrne, Jr.
     -----------------------
       James T. Byrne, Jr.,
     Deutsche Bank Americas
     Office of the Secretary


* By the following, acting jointly, as attorneys-in-fact:

       /s/ Dr. Mathias Otto
       --------------------
       Dr. Mathias Otto, as attorney-in-fact

       /s/ Joseph C. Kopec
       -------------------
       Joseph C. Kopec, as attorney-in-fact

                                  EXHIBIT INDEX



Exhibit No.            Description                   Method of Filing      Page
----------             -----------                   ----------------      ----
   4.6        Deutsche Bank Executive Fund            Filed herewith         6
              Tracker Plan Rules and Addendum